EXHIBIT 10.52







                               PNM RESOURCES, INC.
                         EXECUTIVE SPENDING ACCOUNT PLAN

                           Effective December 1, 2002







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                                TABLE OF CONTENTS

                                                                          Page


INTRODUCTION................................................................1

DEFINED TERMS...............................................................1

GENERAL INFORMATION ABOUT THE PLAN..........................................5

ELIGIBILITY AND PARTICIPATION REQUIREMENTS..................................6

SUMMARY OF PLAN BENEFITS....................................................8

HOW THE PLAN IS ADMINISTERED...............................................10

CLAIMS PROCEDURES..........................................................10

AMENDMENT OR TERMINATION OF THE PLAN.......................................14

NO CONTRACT OF EMPLOYMENT..................................................14


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                                    ARTICLE 1
                                  INTRODUCTION

Public Service Company of New Mexico ("PNM") adopted the "Amended and Restated Medical Reimbursement Plan of Public Service Company of New Mexico" (the "MERP") effective January 1, 1980. The MERP was amended and restated in its entirety effective September 1, 1991 at which time it was renamed the "Second Restated and Amended Public Service Company of New Mexico Executive Medical Plan." Effective November 30, 2002, PNM transferred sponsorship of the MERP to PNM Resources, Inc. ("PNMR"). Effective January 1, 2002, PNMR initiated an Executive Spending Account (the "ESA").

From March 1, 2001 through April 30, 2002, the MERP was fully insured and the benefits were provided by Connecticut General Life Insurance Company ("CIGNA"). Effective May 1, 2002, a decision was made that benefits under the MERP should again be provided on a self-funded basis. The benefits provided under the ESA are, and always have been, self-funded.

By this document, effective December 1, 2002, PNMR hereby merges the MERP with and into the ESA and amends and restates both plans in the form of this combined program, such program to be known as the "PNM Resources, Inc. Executive Spending Account Plan" (the "Plan").

PNMR maintains the Plan to provide a select group of Company executives with additional remuneration in the form of reimbursements for: (i) medical benefits beyond the medical benefits available to the executives under any medical insurance under which they are covered; and (2) other expenses such as income tax preparation costs, costs for estate planning and financial counseling services, and insurance premiums for health, accident, disability, life, dependent life, long-term care, home, auto and personal umbrella insurance. The benefits provided under the Plan are paid from the general assets of PNMR and those of its affiliates that have adopted the Plan with each Company bearing the costs and expenses of providing benefits accrued by its Employee-Participants during periods while they are employed by that Company. Such costs and expenses are allocated among the Companies in accordance with (i) agreements entered into between PNMR and any participating affiliate, or (ii) in the absence of such an agreement, procedures adopted by PNMR. Because benefits are paid from the general assets of the Company, pursuant to Department of Labor regulation
Section 2520.104-24 the Plan is exempt from most of the reporting and disclosure requirements of Part 1 of Title I of ERISA, including the requirement to provide a summary plan description and the requirement to file a Form 5500 - Annual Report.

                                    ARTICLE 2
                                  DEFINED TERMS

Capitalized terms used in the Plan have the following meanings:

Assumed Tax Rate:          The tax rate that the Plan  Administrator  will use
                           to gross-up amounts reimbursed under Tier A of the Plan. Participants will be notified of their Assumed Tax Rate each Paycheck Year.

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Code:                      The Internal Revenue Code of 1986, as amended.

Company: PNM Resources, Inc. ("PNMR") and any affiliate that has adopted the Plan with the approval of PNMR. Any affiliate that adopted the Plan prior to the assumption of the sponsorship of the Plan by PNMR, including Public Service Company of New Mexico, shall continue to participate in the Plan.

Covered Expense:           Tier A Covered Expenses and Tier B Covered Expenses.


Dependent:                 A Participant's "Dependents" as defined by the
                           Medical Plan who are eligible to be enrolled in the Medical Plan regardless of whether they are actually enrolled in that plan.

Effective Date:            December 1, 2002.

Employee:                  A full-time employee of the Company scheduled to work
                           at least 32 hours per week, or a regular part-time or job share employee scheduled to work at least 20 hours per week. Employee does not include: leased employees or workers; independent contractors, consultants or similar self-employed workers;
                           temporary employees or workers; seasonal employees or workers, other contingent workers, or any employee of any affiliate or related entity unless specifically approved by the Company.

ERISA: The Employee Retirement Income Security Act of 1974, as amended.

HIPAA: The Health Insurance Portability and Accountability Act of 1996, as amended.

Medical Insurance:         Medical insurance coverage under any of the
                           following: (1) The Public Service Company of New
                           Mexico Benefits My Way Plan, Program 2, Medical Plan, effective January 1, 2002, as amended from time to time, or any successor plan; (2) any other employer maintained medical plan covering the Participant and his or her Dependants; and (3) any other medical insurance covering the participant and/or his or her Dependents.

NMHPA:                     The Newborns' and Mothers' Health Protection Act of
                           1996, as amended.

Participant:               An Employee who is eligible to participate in this
                           Plan pursuant to Article 4.

Paycheck Year:             The Paycheck Year commences on the third
                           Saturday before the final paycheck for a calendar year is paid and ends on the third Friday before the final paycheck for the next calendar year is paid.
                           For example, the final paycheck for the 2002 calendar year will be issued on Friday, December 27, 2002.
                           This means that the 2003 Paycheck Year will commence on December 7, 2002 and end on December 5, 2003.


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Plan:                      The PNM Resources, Inc. Executive Spending Account
                           Plan, as set forth in this document.

Plan Administrator:        PNMR.

Plan Sponsor:              PNMR.

PNMR:                      PNM Resources, Inc.

Qualifying Event:          A Participant's termination of employment, reduction
                           in hours, divorce, legal separation, death or becoming eligible for Medicare, and a child ceasing to meet the Plan's definition of Dependent.

Tier A: The portion of the Plan under which Tier A Covered Expenses are reimbursed. With very few exceptions, expenses that were formerly reimbursed under the MERP are, as of the Effective Date, reimbursed under Tier A.

Tier A Benefit Limit:      The maximum amount for which you and your Dependents,
                           together, may seek reimbursement each Paycheck Year for Tier A Covered Expenses. As of the Effective
                           Date, the Tier A Benefit Limit is $3,000 per Paycheck
                           Year. Any portion of the Tier A Benefit Limit that remains unused at the end of a Paycheck Year may not be carried over to the following Paycheck Year. Any amounts reimbursed by CIGNA under the MERP from January 1, 2002 through April 30, 2002 (while the
                           MERP was fully-insured), will reduce the Tier A
                           Benefit Limit for the remainder of the 2002 Paycheck
                           Year by a corresponding amount.

Tier A Covered Expenses:   Expenses  incurred by a Participant or Dependent
                           during the current or preceding Paycheck Year, while covered by the Plan, for medical care as defined in
                           Section 213(d) of the Code to the extent that no benefits are payable for such medical care under the Participant's Medical Insurance. By way of example, and not limitation, medical care, dental care, vision care, premiums for medical care and qualified long-term care (whether paid on a pre-tax or after-tax basis), transportation primarily for and essential to medical care, and amounts paid for lodging (not lavish or extraordinary under the circumstances) while away from home primarily for and essential to medical care would all be treated as Tier A Covered Expenses.

                           A Tier A Covered Expense is "incurred" when the underlying medical care is provided, regardless of when you are billed or pay for such medical care, unless the medical care for which you are seeking reimbursement is for insurance premiums covering medical care or qualified long-term care, in which case such expense is "incurred" on the date on which you are billed for the premium.

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Tier B:                    The portion of the Plan under which Tier B Covered
                           Expenses are reimbursed. With very few exceptions, expenses that were formerly reimbursed under the ESA are, as of the Effective Date, reimbursed under Tier B.

Tier B Benefit Limit:      The maximum amount for which you and your Dependents,
                           together, may seek reimbursement each Paycheck Year for Tier B Covered Expenses. Shortly before each
                           Paycheck Year, you will be notified of your Tier B
                           Benefit Limit for the Paycheck Year. Any portion of the Tier B Benefit Limit that remains unused at the end of a Paycheck Year may not be carried over to the following Paycheck Year. Any amounts reimbursed by the Company under the ESA from January 1, 2002 through April 30, 2002, will reduce the Tier B
                           Benefit Limit for the remainder of the 2002 Paycheck
                           Year by a corresponding amount.

Tier B Covered Expenses:   Expenses  incurred  by the  Participant  or a
                           Dependent during the current or preceding Paycheck
                           Year, while covered by the Plan, for any of the following: (1) income tax preparation; (2) estate planning (including preparation of wills and trusts);
                           (3) financial counseling, but excluding brokerage fees or commissions; (4) financial management services (this would include, for example, the services provided by a management firm that manages your real estate investments); (5) premiums covering the Participant and his or her Dependents for accident, disability, life, dependent life, long-term care and or supplemental insurance (similar to AFLAIC), whether paid for by the Participant as a private party or deducted from the Participant's salary under a PNM benefit program; (6) premiums for home, auto or personal liability umbrella insurance;
                           or (7) expenses that would qualify as a Tier A
                           Covered Expense but for the fact that the Tier A
                           Benefit Limit has already been exceeded for the Paycheck Year.

                           A Tier B Covered Expense is "incurred" as of the date on which you are billed for the underlying expense; provided, however, that if the expense qualifies as a Tier A Covered Expense, but for the fact that the Tier A Benefit Limit has already been exceeded for the Paycheck Year, the expense is "incurred" when the underlying medical care is provided, regardless of when you are billed or pay for such medical care, unless the medical care for which you are seeking reimbursement is for insurance premiums covering medical care or qualified long-term care, in which case such expense is "incurred" on the date on which you are billed for the premium.

WHCRA: The Women's Health and Cancer Rights Act of 1998, as amended.

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                                    ARTICLE 3
                       GENERAL INFORMATION ABOUT THE PLAN


Plan Name:                 PNM Resources, Inc. Executive Spending Account Plan.

Plan Year:                 January 1 through December 31

Plan Number:               601

Original Effective Date:   The MERP was originally  effective  January 1, 1980.
                           The ESA was first effective January 1, 2002.

Funding Medium:            The Plan is  self-funded.  This means that the
                           Company pays benefits out of its general assets.
                           Participants are not required to pay a premium in order to participate in the Plan.

Plan Sponsor:              PNM Resources, Inc.
                           Alvarado Square, Mail Stop 3101
                           Albuquerque, NM  87158
                           (505) 241-2700

Plan Sponsor's Employer    85-0468296
Identification Number:

Plan Administrator &       PNM Resources, Inc.
Named Fiduciary:           Alvarado Square, Mail Stop 3101
                           Albuquerque, NM  87158
                           (505) 241-2700
                           Attention: Manager-Employee Benefits Department

                           The Plan is administered by the Company or its designee.

Agent for Service of       Patrick Ortiz, General Counsel
Legal Process:             Public Service Company of New Mexico
                           Alvarado Square, Mail Stop 2822
                           Albuquerque, NM  87158
                           (505) 241-2700

Applicable Law:            The validity,  interpretation,  construction and
                           performance of the Plan shall be governed by the laws of the State of New Mexico, unless preempted by ERISA.


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                                    ARTICLE 4
                   ELIGIBILITY AND PARTICIPATION REQUIREMENTS

Eligibility:               You are  eligible to  participate  in the Plan if you
                           are an Employee of the Company and you are a vice-president or higher-ranking officer of the Company. Your spouse and "Dependents," as defined in
                           Article 2 are eligible to participate in the Plan if you are.

Termination of             Your  participation  in the Plan  terminates  as of
Participation:             the  earliest  of:  (1) the date you terminate
                           employment with the Company; (2) the date you cease to be a vice-president or higher ranking officer of the Company; (3) the date your coverage under all other Medical Insurance ceases; or (4) the date the Plan is terminated.

                           Coverage for your Dependents (including your spouse) stops when your coverage stops. Their coverage will also stop if they cease being your Dependent.

COBRA: If coverage for you or your Dependents (including your spouse) ceases because of certain "Qualifying Events," specified in a federal law called COBRA, then you or your Dependents may have the right to purchase continuing coverage under the Plan for a limited period of time. As permitted by law, the Company may impose an administrative fee (usually 2%) for this coverage. This right to continue coverage only applies to the portions of the Plan that reimburse medical care expenses.

Effect of Termination      If a Participant or Dependent's participation in the
of Participation on        Plan terminates, any Tier A or  Tier B Covered
Reimbursements:            Expenses incurred by the Participant or Dependent
                           before his or her participation terminated will be eligible for reimbursement even though such reimbursement is not requested or processed before such termination date. Except as required by COBRA, Tier A and Tier B Covered Expenses incurred after such termination date will not be eligible for reimbursement even though the Participant may not have used all or some portion of his or her Tier A or Tier B Benefit Limits. The following examples illustrate how these rules operate:

                           Example 1: Assume that a Participant terminates employment on June 30, and as of such date has been reimbursed $2,500 under Tier A. Before terminating employment, while still covered by the Plan, the Participant incurred an additional $750 of Tier A Covered Expenses. The Participant is entitled to receive a Tier A reimbursement in the amount of $500.

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                           Example 2: Assume that a Participant ceases to be a
                           vice president or higher-ranking officer on September 30, and as of such date has been reimbursed $500 under Tier A. After changing employment status, while no longer covered by the Plan, the Participant incurs an additional $1,750 of Tier A Covered Expenses. The Participant is not entitled to receive a Tier A or Tier B reimbursement for the amounts incurred after her participation is terminated.

Effect of Promotion        If a Participant is promoted during a Paycheck Year
or Demotion on             and such promotion causes the  Participant to be
Reimbursements:            subject to a higher Tier B Benefit Limit, Tier B
                           Covered Expenses incurred before the increased limit takes effect will be eligible for reimbursement as long as they were incurred while the Participant was covered by the Plan. If a Participant is demoted during a Paycheck Year and such demotion causes the Participant to be subject to a lower Tier B Benefit
                           Limit, Tier B Covered Expenses incurred before the decreased limit takes effect will be subject to reimbursement as long as they were incurred while the Participant was covered by the Plan. The following examples illustrate how these rules operate:

                           Example 1: Assume that a Participant is promoted from vice president to senior vice president on October 1st. Assume further that as vice president, the Participant's Tier B Benefit Limit was $7,000 and as senior vice president, the Participant's Tier B Benefit Limit is $12,000. Before being promoted, and while covered by the Plan, the Participant incurred $13,000 of Tier B Covered Expenses but has only been reimbursed for $7,000. As of October 1st, the Participant is entitled to be reimbursed an additional $5,000 because of the $12,000 Tier B Benefit Limit to which the Participant is now subject.

                           Example 2: Assume that a Participant is demoted from senior vice president to vice president on July 1st. Assume further that as senior vice president, the Participant's Tier B Benefit Limit was $12,000 and as vice president, the Participant's Tier B Benefit Limit is $7,000. Before being demoted, and while covered by the Plan, the Participant incurred $11,000 of Tier B Covered Expenses but has only been reimbursed for $9,000. As of October 1st, the Participant is entitled to be reimbursed for the $2,000 of Tier B Covered Expenses that were incurred before October 1st, even though the Participant is now subject to a $7,000 Tier B Benefit Limit.

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                           Example 3: Assume that a Participant is demoted
                           from senior vice president to vice president on November 1st. Assume further that as senior vice president, the Participant's Tier B Benefit Limit was $12,000 and as vice president, the Participant's Tier B Benefit Limit is $7,000. Before being demoted, and while covered by the Plan, the Participant incurred $4,000 of Tier B Covered Expenses and had been reimbursed for the full $4,000. After being demoted, the Participant incurs an additional $8,000 of Tier B Covered Expenses. The Participant is entitled to receive a Tier B reimbursement of $3,000 because as of November 1st, the Participant is now subject to a $7,000 Tier B Benefit Limit.


                                    ARTICLE 5
                            SUMMARY OF PLAN BENEFITS

Two Tier Benefit           The Plan has two tiers, Tier A and Tier B.
Structure:
                           If an expense qualifies as a Tier A Covered Expense, the Company will reimburse you for 100% of the Tier A
                           Covered Expense under Tier A of the Plan up to the Tier A Benefit Limit (i.e., $3,000 for you and your
                           Dependents, together, per Paycheck Year). Once you and your Dependents, together, reach the $3,000 Tier
                           A Benefit Limit, no benefits will be paid to you under Tier A for the remainder of the Paycheck Year.
                           Before you submit a claim for reimbursement under Tier A, you must first submit it for payment under your Medical Insurance.

                           If an expense qualifies as a Tier B Covered Expense, the Company will pay you for 100% of the Tier B Covered Expense under Tier B of the Plan up to the Tier B Benefit Limit. Once you and your Dependents, together, reach the Tier B Benefit Limit, no benefits will be paid to you under Tier B for the remainder of the Paycheck Year. If an expense qualifies as a Tier A Covered Expense but for the fact that the Tier A Benefit Limit has been exceeded, the Plan Administrator will automatically process the expense under Tier B, and reimbursement will be made under Tier B, unless the Tier B Benefit Limit has been exceeded.

Tax Treatment of           The  expenses  reimbursed  under Tiers A and B must
Benefits:                  be included  in the  Participant's  taxable income
                           for the calendar year in which the Participant receives the reimbursement, rather than the calendar year in which the underlying expense is incurred.
                           Reimbursements approved by the Plan Administrator will be added to your regular paycheck unless the reimbursement is for a Tier A Covered Expense, in which case it is processed as a separate check through payroll. Notwithstanding the foregoing, effective January 1, 2003, all reimbursements approved by the Plan Administrator will be processed as a separate check through payroll rather than being added to your regular paycheck. In all cases the additional income will be reflected on your W-2 for the calendar year in which the additional income is paid to you. Prior to May 1, 2002, the benefits

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                           provided under the MERP were not includable in the
                           Participant's taxable income because the benefits provided under the MERP were fully insured by CIGNA. Accordingly, any reimbursements received from CIGNA are not includable in the Participant's taxable income and are not subject to the gross-up rule described below.

Gross-Up of Tier A         Any expense that is  reimbursed  under Tier A of the
Covered Expenses:          Plan will be grossed-up  for taxes,  using the
                           Participant's Assumed Tax Rate. For example, if a
                           Participant receives the maximum reimbursement of $3,000 under Tier A, and the Participant's Assumed
                           Tax Rate is 40%, the Participant will be reimbursed in the amount of $5,000. After paying taxes on the $5,000, the Participant will be left with $3,000
                           (i.e., $5,000 x (1-.40) = $3,000). Expenses
                           reimbursed under Tier B will not be grossed up even though such amounts must be included in the Participant's taxable income.

Compliance with            The Plan will provide benefits in accordance with the
Federal Laws:              applicable requirements of federal laws, such as
                           COBRA, HIPAA, NMHPA and the WHRCA. For example, did you know that the Plan, as required by the WHCRA provides benefits for mastectomy-related services including reconstruction and surgery to achieve symmetry between breasts, prostheses, and complications from mastectomy (including lymphedema)?
                           Call the Plan Administrator for more information.

Qualified Medical          The Plan will also provide benefits to an Employee's
Child Support              non-custodial Dependent child as required by any
Orders:                    qualified medical child support order, or "QMCSO"
                           (as defined in ERISA Section 609(a)). The Plan has detailed procedures for determining whether an order qualifies as a QMCSO. Participants and beneficiaries can obtain, without charge, a copy of such procedures from the Plan Administrator.

Benefits for               The Plan will  provide  benefits to  Dependent
Adopted Children:          children placed with an Employee for adoption under
                           the same terms and conditions as apply in the case of Dependent children who are natural children, in accordance with ERISA Section 609(c).

Special Rights             The Plan may not, under Federal law, restrict
Upon Childbirth:           benefits for any hospital length of stay in
                           connection with childbirth for the mother or newborn child to less than 48 hours following a normal vaginal delivery, or less than 96 hours following a cesarean section. However, Federal law generally does not prohibit the mother's or newborn's attending provider, after consulting with the mother, from discharging the mother or her newborn earlier than the above periods. In any case, the Plan may not, under Federal law, require that a provider obtain authorization from the Plan for prescribing a length of stay not in excess of the above periods.

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                                    ARTICLE 6
                          HOW THE PLAN IS ADMINISTERED

Plan Administration:       The Plan is administered by the Plan  Administrator.
                           The Manager of the Employee Benefits Department of the Company is the person who has been designated to act on behalf of the Plan Administrator.

                           The principal duty of the Plan Administrator is to see that the Plan is carried out, in accordance with its terms, for the exclusive benefit of persons entitled to participate in the Plan without discrimination among them. The administrative duties of the Plan Administrator include, but are not limited to, interpreting the Plan, and prescribing applicable procedures. The Plan Administrator is also responsible for determining eligibility for and the amount of any benefits payable under the Plan and prescribing claims procedures to be followed and the claims forms to be used by employees for making claims under the Plan. The Plan Administrator also has the authority to require Employees to furnish it with such information as it determines necessary for the proper administration of the Plan.

                           The Plan Administrator may delegate any of these administrative duties among one or more persons or entities, provided that such delegation is in writing, expressly identifies the delegate(s) and expressly describes the nature and scope of the delegated responsibility.

                           If you have any questions regarding the Plan, please contact the Plan Administrator.

Discretionary              The  Plan   Administrator   shall  have  the
Authority to Act:          discretionary authority to perform its administrative
                           responsibilities described in this Plan as necessary or appropriate to enable the Plan Administrator to properly carry out such responsibilities. The decisions of the Plan Administrator upon all matters within the scope of the Plan Administrator's respective authority shall be binding and conclusive upon all persons.


                                    ARTICLE 7
                                Claims Procedures

Reimbursement             Requests: The Plan Administrator is responsible for
                          evaluating all reimbursement requests under the Plan.
                          You must submit all reimbursement requests to the Plan
                          Administrator in accordance with its procedures;
                          provided, however, that each December (or more frequently if you request), the Benefits Department will calculate the insurance deductions that have been taken from your pay during the Paycheck Year, and will submit these for reimbursement on your behalf to the Plan Administrator.

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                          Reimbursement requests should be submitted as soon as
                          possible after the underlying expense is "incurred," although, for repetitive expenses, you may want to submit your request when you have other expenses, or at some fixed interval, such as every three or six months. See the definitions of "Tier A Covered Expense" and "Tier B Covered Expense" to determine when an expense is incurred. Please keep in mind that to be reimbursed, an expense must be submitted for reimbursement no later than the end of the Paycheck Year following the Paycheck Year in which the expense was incurred.

                          In order to count against the Tier A or Tier B Benefit Limit for a given Paycheck Year, a properly documented reimbursement request must be sent to the Plan Administrator on or before the last day of such Paycheck Year. Any properly submitted reimbursement requests submitted to the Plan Administrator during a Paycheck Year will be taxable income to the Participant for the calendar year that commences during the Paycheck Year. For example, the 2003 Paycheck Year will commence on December 7, 2002 and end on December 5, 2003. Thus any requests submitted from December 7, 2002 through December 5, 2003 will be taxable income to the Participant for the 2003 calendar year.

                          To facilitate recordkeeping and reimbursements, expenses submitted at least 3 days before pay period end will be processed and reimbursed during that same payroll period. Expenses submitted after such deadline will be processed and paid during the following payroll period.

                          If a reimbursement request is for medical care, you must first submit the claim for payment to your Medical Insurance, and submit a copy of the resulting explanation of benefits ("EOB") to the Plan Administrator as documentation of the expense. On all reimbursement requests, be sure to include the name of the provider, the nature of the service rendered, and your name on the receipt or invoice. If the claim is in the category of health (other than for prescription drugs), the ICD-9 code assigned by the provider will suffice in place of the nature of the service rendered. Cancelled checks and credit card receipts cannot be used as the sole documentation of an expense submitted for reimbursement.

Dissatisfaction with      If  a  you  are  dissatisfied  with  the
Decision:                 determination of your benefits, eligibility,
                          participation or any other right or interest under this Plan, you may file a written statement setting forth the basis of the claim with the Plan
                          Administrator in a manner prescribed by the Plan
                          Administrator. In connection with the determination of a claim, or in connection with the review of a denied claim, you may examine this Plan and any other pertinent documents generally available to
                          Participants relating to the claim and you may submit written comments, documents, records and other information relating to the claim for benefits.

Notice of Decision:       A written notice of the disposition of any such claim
                          will be furnished to you within 90 days after the claim is filed with the Plan Administrator, provided that the Plan Administrator may have an additional period of up to 90 days to decide the claim if it determines that special circumstances require an extension of time to decide the claim and it advises you in writing of the need for an extension
                          (including an explanation of the special circumstances requiring the extension) and the date on which it expects to decide the claim.

Content of Notice:        The notice of disposition of a claim shall set forth:

                          o    the specific reasons for denial of the claim;

                          o reference to the specific Plan provisions upon which the determination is based;

                          o a description of any additional material or information necessary for you to perfect the claim and an explanation of why such material or information is necessary; and

                          o an explanation of the Plan's appeal procedure and an explanation of the time limits applicable to the Plan's appeal procedures, including a statement of your right to bring a civil action under Section 502(a) of ERISA, following an adverse benefit determination on review.

Appeal of Denied Claim:   Within 60 days after receiving the written notice of
                          the Plan Administrator's disposition of the claim, your, or your duly authorized representative, may request in writing that the Plan Administrator review the denied claim. You may submit a written statement of your claim (including any written comments, documents, records and other information relating to the claim) and the reasons for granting the claim.
                          The Plan Administrator shall have the right to request of and receive from a claimant such additional information, documents or other evidence as the Plan Administrator may reasonably require. If you do not request a review of the denied claim within 60 days after receiving written notice of the Plan Administrator's disposition of the claim, you will be deemed to have accepted the Plan
                          Administrator's written disposition, unless you have been physically or mentally incapacitated so as to be unable to request review within the 60-day period.

                          Upon request and free of charge, you will be provided reasonable access to, and copies of, all documents, records, and other information relevant to your claim for benefits, with such relevance to be determined as set forth below under "Relevance of Documents."

                          The review shall take into account all comments, documents, records and other information submitted by you relating to the claim, without regard to whether such documents, records or other information were submitted or considered in the initial benefit determination.

Decision on Appeal:       A decision on appeal shall be rendered, in writing,
                          by the Plan Administrator ordinarily not later than 60 days after you request review of a denied claim, and a written copy of such decision shall be delivered to you. If special circumstances require an extension of the ordinary period, the Plan
                          Administrator will notify you of the extension with such notice containing an explanation of the special circumstances requiring the extension and the date by which the Plan Administrator expects to render a decision. Any such extension will not extend beyond
                          60 days after the end of the ordinary period.

                          The denial notice shall set forth:

                          o   the specific reasons for denial of the claim;

                          o reference to the specific Plan provisions upon which the denial is based;

                          o   a statement that you are is entitled to
                              receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the your claim for benefits; and

                          o a statement of your right to bring a civil action under Section 502(a) of ERISA.

Relevance of              For purpose of this Article 7, documents, records,
Documents:                or other information shall be considered "relevant"
                          to your claim for benefits if such documents, records or other information:

                          o   were relied upon in making the benefit
                              determination;

                          o were submitted, considered, or generated in the course of making the benefit determination, without regard to whether such documents, records or other information were relied upon in making the benefit determination; or

                          o demonstrate compliance with the administrative processes and safeguards required by this
                              Article 7 regarding the making of the benefit determination.

Decisions Final and       To the extent  permitted  by law, a decision on review
Procedures Mandatory:     by the Plan Administrator shall be binding and
                          conclusive upon all persons whomsoever. To the extent permitted by law, completion of the claims procedures described in this Article shall be a mandatory precondition that must be complied with prior to commencement of a legal or equitable action in connection with the Plan by a person claiming rights under the Plan or by another person claiming rights through such a person. The Plan Administrator may, in its sole discretion, waive these procedures as a mandatory precondition to such an action.

                                    ARTICLE 8
                      AMENDMENT OR TERMINATION OF THE PLAN

PNMR, as Plan Sponsor, has the right to amend or terminate the Plan at any time. The Plan may be amended or terminated by a written instrument duly adopted by PNMR or any of its delegates.

                                    ARTICLE 9
                            NO CONTRACT OF EMPLOYMENT

The Plan is not intended to be, and may not be construed as constituting, a contract or other arrangement between you and the Company to the effect that you will be employed for any specific period of time.

         IN WITNESS WHEREOF, PNM Resources, Inc. has caused this Plan to be executed as of this 27 day of November, 2002.


                                            PNM RESOURCES, INC.


                                            By:      /s/ Alice A. Cobb
                                            Its: Senior Vice President

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